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                                                                   EXHIBIT 10.10

                          LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of May 8, 1998 by, and between Data Critical Corp. ("Borrower") whose address is 2733 152nd Avenue, NE, Redmond, WA 98052, and Silicon Valley Bank ("Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated April 10, 1997, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), as amended from time to time (the "Line") and a Promissory Note dated April 10, 1997 in the original principal amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) ("Term Note #1) and a Promissory Note, dated April 14, 1998 in the original principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) ("Term Note #2). The Line has been modified pursuant to, among other documents, a Loan Modification Agreement, dated April 14, 1998, pursuant to which, among other things, the principal amount was increased to One Million and 00/100 Dollars ($1,000,000.00). The Line, Term Note #1 and Term Note #2 are collectively referred to as the "Notes". The Notes, together with other promissory notes from Borrower to Lender, are governed by the terms of a Business Loan Agreement, dated April 10, 1997, as such agreement may be amended from time to time, between Borrower and Lender (the "Loan Agreement"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated April 10, 1997, and a Collateral Assignment, Patent Mortgage and Security Agreement dated April 10, 1997.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents!'. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Clarification of Existing Indebtedness.

          1. To clarify any inconsistencies in the Existing Loan Documents to the original Notes referenced above, the original principal amount of each Note is hereby restated as follows:

               (a The Line had an original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00). The Line was increased to One Million and 00/100 Dollars ($1,000,000.00) pursuant to a Loan Modification Agreement dated April 14,1998.

               (b) Term Note #1 has an original principal amount of One Hundred Thousand and 00/100 Dollars ($100,000.00).

               (c) Term Note #2 has an original principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

     B.   Modification(s) to Loan Agreement.

          1. The paragraph entitled "Borrowing Base Formula" is hereby amended in part to provide that in addition to the Eligible Accounts Receivable defined therein, those accounts for which the account debtor is a hospital and are outstanding less than 120 days from the date invoice shall be deemed eligible.

     C.   Waiver of Covenant Defaults.

          1. Lender hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the quick ratio covenant as of the month ended February 28, 1998. Lenders waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly, for the month ended March 31, 1998, Borrower shall have been in compliance with this covenant.

               Lender's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Lender to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Lenders right to demand strict performance of this covenant as of all other dates
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               and (3) shall not limit or impair the Lender's right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                 LENDER: -
DATA CRITICAL CORPORATION                 SILICON VALLEY BANK
By:    /s/ Jeffrey S. Brown               By:    /s/ Peter Palsson
Name:  Jeffrey S. Brown                   Name:  Peter Palsson
Title: President, CEO                     Title: Vice President